EXHIBIT 10.47
                                                           -------------


                                ADDENDUM NO. 3 TO
                     RESEARCH, OPTION AND LICENSE AGREEMENT


         This Addendum No. 3, effective as of January 1, 1999 (the "Addendum Effective Date"), between ELI LILLY AND COMPANY, a corporation organized under the laws of the State of Indiana, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, and its Affiliates (hereinafter collectively called "LILLY"),

                                       AND

SYNAPTIC PHARMACEUTICAL CORPORATION (formerly known as Neurogenetic Corporation), a corporation organized under the laws of the State of Delaware, having its principal place of business at 215 College Road, Paramus, New Jersey 07652, and its Affiliates (hereinafter collectively called "SYNAPTIC").

                                    Recitals

         1. LILLY and SYNAPTIC are parties to a Research, Option and License Agreement dated as of January 25, 1991(the "Original Agreement"), as amended by the Addendum to Research, Option and License Agreement, effective as of January 1, 1995 ("Addendum No. 1"), and Addendum No. 2 to Research, Option and License Agreement, effective as of October 31, 1996 ("Addendum No. 2"; and, together with the Original Agreement and Addendum No. 1, the "Current Agreement"), pursuant to which they have collaborated in a research effort directed at certain serotonin (5- hydroxytryptamine or 5-HT) receptors and 5-HT-related disorders. Capitalized terms used and not defined in this Addendum No. 3 have the meanings ascribed to them in the Current Agreement.

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         2. The Agreement  provides that the Project shall terminate on December
31, 1998, but may be extended for additional periods which contemplate additional funding by LILLY and continuing studies by SYNAPTIC and LILLY. The parties desire to extend the term of the Project until July 31, 1999, on the terms and conditions set forth herein.

         3. In addition, the parties desire to expressly state that LILLY's right to submit compounds under a certain provision contained in the March 13, 1996 letter agreement, as amended (the "March 1996 Letter Agreement"), between them is not, by virtue of the extension of the term of the Project, being extended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter recited, the parties agree as follows:

         Section 1.  Definitions.

         (a) Modification of Definition. The definition of "Project" contained in Section 1.05 of the Current Agreement is hereby amended to read in its entirety as follows:

                  '"Project" means (i) with respect to the period beginning on January 25, 1991, and ending on December 31, 1994, the research and development program conducted by SYNAPTIC in the Field in collaboration with LILLY during such period and (ii) with respect to the period beginning on January 1, 1995, the continuation of such program; provided, however, that from January 1, 1995, until December 31, 1998, such program shall be limited to the continued provision by SYNAPTIC to LILLY of support in (A) the evaluation by SYNAPTIC of LILLY Compounds at Project Receptors and at the 5-HT4 Receptors in binding and functional assays, (B) tissue localization studies involving Project Receptors, (C) the conduct of neurotransmitter release studies involving Project Receptors and 5-HT4 Receptors and (D) the identification of new species homologues of Project Receptors, all in accordance with Sections 2.00, 2.01 and 5.00 and to the extent that LILLY's license shall not have terminated pursuant to Section 6.02; provided further, however, that from January 1, 1999, until July 31, 1999, such program shall be limited to the activities described in the foregoing clause (A)."'




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         Section 2.  Staffing, Planning and Execution of Project.

         (a) SYNAPTIC Effort on Project. Section 2.00 of the Current Agreement is hereby amended by deleting the second sentence thereof in its entirety and by inserting in lieu thereof the following new sentences:

                  "During the period from January 1, 1997, through December 31, 1998, SYNAPTIC shall devote a minimum of twenty-two Scientific Man Years per year to the Project, at least four of which shall be provided by scientists with Ph.D. degrees. During the period from January 1, 1999, through July 31, 1999, SYNAPTIC shall devote an aggregate of 14,570 Scientific Man Hours to the Project. As used herein, the term "Scientific Man Hour" shall mean one man hour of scientific work, on or directly related to the Project, carried out by a SYNAPTIC employee. Of all the SYNAPTIC employees assigned to the Project during the period from January 1, 1999, through July 31, 1999, at least two shall be scientists with Ph.D. degrees and the balance shall be scientists with at least Bachelors degrees in a science. SYNAPTIC desires to provide LILLY with a reasonable level of continuity in terms of personnel assigned to the Project during the period from January 1, 1999, through July 31, 1999. Accordingly, SYNAPTIC will assign to the Project during this period as many of the scientists who were assigned to the Project during the calendar quarter ended December 31, 1998, as is reasonably practicable."

         Section 3.  Funding of the Project.

         (a) Duration and Amount of Funding. Section 3.00 of the Current Agreement is hereby amended to read in its entirety as follows:

                  "Section 3.00. Duration and Amount of Funding. LILLY has provided SYNAPTIC with financial support over the period from January
         1, 1991, to December 31, 1998. LILLY shall provide SYNAPTIC with further financial support for the Project for the period from January 1, 1999, through July 31, 1999. SYNAPTIC shall use the funds supplied by LILLY solely for purposes of the Project. During the period from January 1, 1999, through July 31, 1999, the financial support provided to SYNAPTIC by LILLY shall be $115 per Scientific Man Hour for 14,570 Scientific Man Hours, or $1,675,550 in the aggregate. The amount per Scientific Man Hour shall be the total amount paid to SYNAPTIC by LILLY for SYNAPTIC's effort on the Project, with SYNAPTIC being responsible for all wages, supplies, facilities, utilities and all other expenses in connection with the performance by it of its services for the Project."

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         (b)  Section  3.01 of the  Current  Agreement  sets forth the manner in which funding payments are to be made by LILLY to SYNAPTIC, as well as the required timing of such payments, but provides that the parties may agree in writing to other terms. SYNAPTIC and LILLY hereby agree that, notwithstanding the provisions of Section 3.01 of the Current Agreement, the $1,675,550 of funding required to be paid by LILLY to SYNAPTIC in respect of research support during the period from January 1, 1999, through July 31, 1999, shall be payable in two equal installments, the first of which shall be due no later than February 15, 1999, and the second of which shall be due no later than May 1, 1999. Such payments shall be made in the same manner provided in Section 3.01 of the Current Agreement.

         Section 4.  Commercial Terms.

         Under Section 6.00 of the Current Agreement, Lilly is required to pay Synaptic a running royalty of three percent (3%) or six percent (6%) of the Net Sales of each Product comprising any Existing Lilly Compound or New Compound, respectively, and to make certain milestone payments to Synaptic for each such Compound, subject to the other terms and conditions contained in the Current Agreement. Under Section 3 of the March 1996 Letter Agreement, Lilly and Synaptic agreed to make certain modifications to their economic arrangement with respect to a limited number of Lilly Compounds that met all of the requirements set forth in Section 3(b) of such Letter Agreement and that were submitted by Lilly to Synaptic for testing after December 31, 1995, and before the expiration or termination of the Project. The parties have agreed that effective as of January 1, 1999, Lilly may not submit any additional Lilly Compounds to Synaptic for testing pursuant to Section 3(b) of the March 1996 Letter Agreement. Accordingly, Section 3(a) of the

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Letter  Agreement is hereby  amended (a) by deleting  therefrom  "and before the expiration or termination of the Project" and (b) by inserting in lieu thereof "until December 31, 1998".

         Section 5. Term and Termination. Pursuant to Section 9.01 of the Current Agreement, the parties hereby agree to extend the Project for an additional seven-month period beginning as of January 1, 1999. Accordingly, the reference in Section 9.01 of the Current Agreement to "December 31, 1998" is hereby replaced with a reference to "July 31, 1999."

         Section 6.  Counterparts.  This   Addendum  may  be  executed  in   two
counterparts, each of which shall be an original instrument, but both of which together shall constitute one agreement.

         Section 7. Effect of Addendum. From and after the Addendum Effective Date, (a) all references in the Current Agreement, as amended or supplemented by this Addendum No. 3, to "this Agreement," "hereunder," "hereof," "herein," or words of similar import, shall be a reference to the Current Agreement, as so amended or supplemented and (b) all references in the March 1996 Letter Agreement, as amended by this Addendum No. 3, to "this letter," "hereunder," "hereof," "herein," or words of similar import, shall be a reference to the March 1996 Letter Agreement, as so amended. Except as expressly amended or supplemented by this Addendum No. 3, each of the Current Agreement and the March 1996 Letter Agreement shall remain in full force and effect and unchanged.



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         IN WITNESS  WHEREOF,  the  parties  have  caused  this  Addendum  to be executed and delivered as of the Addendum No. 3 Effective Date by their proper and duly authorized representatives.




                                    ELI LILLY AND COMPANY

                                    By: /s/August M. Watanabe
                                        -------------------------------
                                    Name:  August M. Watanabe
                                    Title: Executive Vice President,
                                           Science and Technology


                                    SYNAPTIC PHARMACEUTICAL CORPORATION

                                    By: /s/Robert L. Spence
                                        -------------------------------
                                    Name:  Robert L. Spence
                                    Title: Senior Vice President and
                                           Chief Financial Officer













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